UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2015 (September 25, 2015)

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.01     Completion of Acquisition or Disposition of Assets.

Item 3.02     Unregistered Sales of Equity Securities.

On September 25, 2015, General Cannabis Corp., a Colorado corporation (the “Company”), closed an asset purchase agreement (the “Asset Purchase Agreement”) for the purchase of substantially all the assets of Chiefton Supply Co., a Colorado corporation (“Chiefton”). The Company had no previous relationship with Mssrs. Jacob Kulchin and Bryan DeHaven, the principals of Chiefton. The Company has determined that the acquisition is not significant from an accounting perspective.

Chiefton’s business was to design, manufacture, distribute and sell apparel embellished with graphic design (the “Business”). The Company has purchased assets (the “Assets”) integral to Chiefton’s Business, including but not limited to intellectual property, customer contracts databases, sales pipelines, proposals and project files, licenses and permits and certain contracts. The Company did not assume any liabilities of Chiefton except a limited amount of accounts payable related to transferred inventory, as described in the Asset Purchase Agreement.

The Company acquired the Assets in consideration for eighty thousand (80,000) shares of the Company’s common stock (the “Shares”). The Shares shall remain in escrow for six (6) months for the exclusive purpose of being available to indemnify the Company for any claims that may be made by any person or governmental entity related to or arising from Chiefton’s intellectual property (“IP Claims”) during the six month period after closing. After such period, the Shares will be released to Chiefton if no IP Claims have been made, provided that if any IP Claims have been made the Shares will remain in escrow until the IP Claim is resolved, at which time the Shares will be released to Chiefton less the value of any and all settlement amounts, penalties, damages or other liabilities arising from the IP Claim (the “Claim Resolution Amount”) and the Claim Resolution Amount shall be released to the Company.

Apart from the consideration described above, the Company agreed in the Asset Purchase Agreement to enter into employment agreements (“Employment Agreements”) with Mr. Jacob Kulchin, Chief Executive Officer of Chiefton, and Mr. Bryan DeHaven, Creative Director of Chiefton. Each Employment Agreement provides for a base salary of two thousand six hundred dollars ($2,600) per month, which is equivalent to thirty-one thousand two hundred dollars ($31,200) on an annualized basis. The parties also agreed to negotiate an incentive arrangement, based on actual sales, in January 2016.

Pursuant to the Asset Purchase Agreement, the Company has been assigned the Assets but none of the liabilities with the exception of certain included liabilities as described in the Asset Purchase Agreement, under a Bill of Sale (the “Bill of Sale”) and an Assignment and Assumption Agreement (the “Assignment Agreement”). The Company acquired the intellectual property and related rights and claims included in the Assets by way of an Intellectual Property Assignment Agreement (the “IP Assignment”).

The Company issued the Shares in reliance upon the exemption from registration under Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D.

The foregoing descriptions of the Asset Purchase Agreement, Bill of Sale, Assignment and Assumption Agreement and IP Assignment do not purport to be complete and are qualified in their entirety by reference to the complete texts attached as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
10.1	Asset Purchase Agreement
10.2	Bill of Sale
10.3	Assignment and Assumption Agreement
10.4	Intellectual Property Assignment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 1, 2015

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer